Exhibit 15.1

Date: July 27, 2018

Hexindai Inc.
13th Floor, Block C, Shimao

No. 92 Jianguo Road

Chaoyang District, Beijing 100020

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” and “Item 4. Information on the Company—B. Business Overview and C. Organizational Structure” in Hexindai Inc.’s annual report on Form 20-F for the year ended March 31, 2018 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of July 2018. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Han Kun
Han Kun Law Offices